                              SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                          [AMENDMENT NO.   .  .  .  .  .]

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             ULTIMATE ELECTRONICS, INC.
                  (Name of Registrant as Specified in Its Charter)

                      ALAN E. KESSOCK, CHIEF FINANCIAL OFFICER
                      (Name of Person Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(j)(2) or
     Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to whom transaction applies:
          .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .
     2)   Aggregate number of securities to which transaction applies:
          .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
          .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .
     4)   Proposed maximum aggregate value of transaction:
          .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .
     5)   Total fee paid:
          .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .
* Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ]  Fee paid previously by written preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:_________________________________________________
     2) Form Schedule or Registration Statement No.:____________________________
     3) Filing Party:___________________________________________________________
     4) Date Filed:_____________________________________________________________

                             ULTIMATE ELECTRONICS, INC.
                                321A W. 84TH AVENUE
                              THORNTON, COLORADO 80221



April 27, 1998

TO THE STOCKHOLDERS OF
ULTIMATE ELECTRONICS, INC.:

You are cordially invited to attend the 1998 Annual Meeting of Stockholders of Ultimate Electronics, Inc. (the "Annual Meeting") to be held on Wednesday, June 17, 1998 at the company's office, 321A West 84th Avenue, Thornton, Colorado at 8:30 a.m. (Mountain Daylight Savings Time) for the purpose of electing directors and ratifying the appointment of Ernst & Young LLP as the Company's independent auditors for the current year.

Enclosed is a Notice of the Annual Meeting and a Proxy Statement. You are urged to read the Proxy Statement carefully. A proxy card is also enclosed for your convenience. Please complete, sign, date and return the proxy card promptly.
If you attend the Annual Meeting, you may vote your shares personally, whether or not you have previously submitted a proxy card.

Your Board of Directors strongly supports and recommends these actions. Accordingly, we request that you vote in favor of all proposals. We also urge you to make plans if at all possible to attend the meeting in person. Thank you for your consideration.

FOR THE BOARD OF DIRECTORS,



William J. Pearse
Chairman of the Board






WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY CARD, RETURNING IT PROMPTLY TO ENSURE THAT YOUR SHARES ARE VOTED. A BUSINESS REPLY ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF YOU MAIL THIS PROXY CARD FROM ANYWHERE IN THE UNITED STATES.

                             ULTIMATE ELECTRONICS, INC.
                                321A W. 84TH AVENUE
                              THORNTON, COLORADO 80221

                      NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                              TO BE HELD JUNE 17, 1998

TO THE STOCKHOLDERS OF ULTIMATE ELECTRONICS, INC.:

NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders of Ultimate Electronics, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, June 17, 1998, at 8:30 a.m. (Mountain Daylight Savings Time) at the Company's office, 321A W. 84th Avenue, Thornton, Colorado 80221, for the following purposes:

     (1) To elect two directors to Class I to serve for a term of three years, each of whom will serve until his respective successor has been duly elected and qualified.

     (2) To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending January 31, 1999.

     (3) To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the accompanying Proxy Statement. The Board of Directors of the Company fixed the close of business on April 20, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. Consequently, only holders of the Company's common stock at the close of business on April 20, 1998 will be entitled to notice of and to vote at the Annual Meeting. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination during normal business hours by any stockholder, for purposes related to the Annual Meeting, for a period of ten days prior to the Annual Meeting at the Company's corporate office located at 321A West 84th Avenue, Thornton, Colorado 80221.

Whether or not you plan to attend the Annual Meeting in person, please complete, date and sign the accompanying proxy card and return it promptly in the enclosed envelope to ensure your representation at the Annual Meeting. You are cordially invited to attend the Annual Meeting and, if you do so, you may personally vote, regardless of whether you have signed a proxy.

By order of the Board of Directors,



Alan E. Kessock
Secretary

Thornton, Colorado
April 27, 1998

                             ULTIMATE ELECTRONICS, INC.
                                321A W. 84TH AVENUE
                              THORNTON, COLORADO 80221
                                 __________________

                                  PROXY STATEMENT
                           ANNUAL MEETING OF STOCKHOLDERS
                                   JUNE 17, 1998
                                 __________________

                                GENERAL INFORMATION

This Proxy Statement and the accompanying proxy card are being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Ultimate Electronics, Inc., a Delaware corporation (the "Company"), to be used at the 1998 Annual Meeting of Stockholders of the Company to be held on Wednesday, June 17, 1998 at 8:30 a.m. (Mountain Daylight Savings Time) at the Company's office, 321A W. 84th Avenue, Thornton, Colorado 80221, and at any adjournment or postponement thereof. This Proxy Statement and the accompanying proxy card are first being mailed to the holders of record of the Company's common stock, $.01 par value per share (the "Common Stock"), on or about April 27, 1998.

Stockholders of the Company represented at the Annual Meeting will consider and vote upon (i) the election of two directors to Class I, (ii) the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending January 31, 1999 and (iii) such other business as may properly come before the Annual Meeting. The Company is not aware of any other business to be presented for consideration at the Annual Meeting.

                         VOTING AND SOLICITATION OF PROXIES

Only holders of record of the Common Stock at the close of business on April 20, 1998 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 8,139,548 shares of Common Stock were outstanding. Each stockholder is entitled to one vote for each share held of record on the Record Date for each proposal submitted for stockholder consideration at the Annual Meeting. The presence, in person or by proxy, of the holders of not less than one-third of the shares of Common Stock entitled to vote at the Annual meeting is necessary to constitute a quorum for the conduct of business at the Annual meeting. The act of the majority of such quorum will be the act of the stockholders. Abstentions and broken non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but are not tabulated for any purpose in determining whether a proposal has been approved.

All shares represented by properly executed proxies will, unless such proxies have previously been revoked, be voted at the Annual Meeting in accordance with the directions on the proxies. Stockholders may revoke proxies by written notice to the Secretary of the Company, or by delivery of a proxy bearing a later date, or by personally appearing at the Annual meeting and casting a contrary vote. If no direction is indicated, the shares will be voted in favor of the Board of Directors' nominees for director and for the ratification of Ernst & Young as independent auditors as listed in this Proxy Statement. The persons named in the proxies will have discretionary authority to vote all proxies with respect to additional matters that are properly presented for action at the Annual Meeting.

The proxy solicitation is made by and on behalf of the Board of Directors. Solicitation of proxies for use at the Annual Meeting may be made in person or by mail, telephone or telegram, by directors, officers and regular employees of the Company. Such persons will receive no additional compensation for any solicitation activities. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. The Company will bear the entire cost of solicitation of proxies, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional information furnished to stockholders.

                         PROPOSAL 1 - ELECTION OF DIRECTORS

The Company's Amended and Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors. At the Annual Meeting, Class I directors shall be elected for a three-year term. At each successive annual meeting of stockholders, successors to the class of directors whose terms expired at that annual meeting shall be elected for a three-year term. Vacancies on the Board may be filled by the affirmative vote of a majority of the remaining directors then in office. A director elected to fill a vacancy (including a vacancy created by an increase in the Board of Directors) shall serve for the remainder of the full term of the new directorship or of the class of directors in which the vacancy occurred.

The shares represented by the proxy card will be voted in favor of the election of the person named below unless authorization to do so is withheld in the proxy. If a nominee is unavailable to serve as director, which event is not presently anticipated, persons named in the proxy card intend to cast votes for which they hold proxies in favor of the election of such other person as the Board of Directors may designate.

The Board is presently composed of six members, five members from the previous year and Mr. McEntire, elected to fill a Class III director position created by the board in fiscal year ending 1997. Both nominees for election to Class I are currently directors of the Company. The nominees, who will serve for a three-year term expiring at the 2001 annual meeting, are Alan E. Kessock and Robert W. Beale. If elected, each director will serve until his term expires or until his successor has been duly elected and qualified or until his earlier resignation or removal. See "Directors and Executive Officers" below for biographical information for each person nominated as a director .

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE

                          DIRECTORS AND EXECUTIVE OFFICERS

The Company's directors and executive officers are as follows:




                                                                                                    CLASS AND YEAR IN
                                                                               SERVED AS OFFICER      WHICH TERM WILL
         NAME            AGE                     POSITIONS                     OR DIRECTOR SINCE           EXPIRE
         ----------------------------------------------------------------------------------------------------------------------
   William J. Pearse      56  Chairman of the Board, Founder and Director             1968          Class III / 2000

   J. Edward McEntire     54  Chief Executive Officer and Director                    1993          Class III / 2000

   David J. Workman       41  President, Chief Operating Officer and Director         1985          Class II / 1999

   Alan E. Kessock        38  Vice President - Finance and Administration,            1988          Class I / 1998
                              Chief Financial Officer, Secretary and Director

   Neal A. Bobrick        37  Vice President - Sales and Store Operations             1992                 -

   Robert W. Beale        61  Director                                                1993          Class I / 1998

   Randall F. Bellows     69  Director                                                1995          Class II / 1999


All executive officers hold office at the discretion of the Board of Directors.

WILLIAM J. PEARSE. Mr. Pearse is Chairman of the Board of Directors of the Company. He founded the Company with his wife, Barbara, in 1968. Mr. Pearse is a founding member and former president of Progressive Retailers' Organization, a current member of the Chief Executives Organization, a former member and chairman of the Rocky Mountain Young Presidents Organization, and presently serves on various private corporate and charitable boards.

J. EDWARD MCENTIRE. Mr. McEntire was promoted to Chief Executive Officer of the Company and elected a Director in August of 1997. Mr. McEntire had previously held the position of Vice President - Operations for the Company since February 1995. He was also a nonemployee Director of the Company from August 1993 to January 31, 1995. From 1993 to January 31, 1995, Mr. McEntire operated JEM Enterprises, a private investing and consulting firm. From 1991 until 1993, he was the President of the Regulatory Products Division of IHS Group, an information publishing company. From 1989 until 1991, Mr. McEntire was the Executive Vice President - Investor Services and, from 1981 until 1988, was the Group Vice President of Standard & Poor's Corporation.

DAVID J. WORKMAN. Mr. Workman has been President and Chief Operating Officer of the Company since August, 1997 and President and a Director since 1992. He was promoted to Executive Vice President and General Manager in 1991. From 1985 until 1991, Mr. Workman worked with the Company as Vice President of Sales and Store Operations. He joined the Company in 1979 as a sales consultant and was promoted to store manager in 1982. Mr. Workman was part owner of Dakota Sight and Sound from 1976 until 1979.

ALAN E. KESSOCK. Mr. Kessock has been Secretary and Treasurer and a Director of the Company since April 1993 and Vice President of Finance and Administration since 1988. He joined the Company in 1985 as Controller. Mr. Kessock worked two years with the accounting firm of KPMG Peat Marwick and two years with American Home Video Corporation DBA Video Concepts prior to joining the Company. Mr. Kessock is currently a member of the Colorado Society of CPAs, and taught a national CPA review course from 1983 until 1991.

NEAL A. BOBRICK. Mr. Bobrick has been Vice President of Sales and Store Operations since 1992. Mr. Bobrick joined the Company in 1981 as a sales consultant and was promoted to store manager in 1984. He was made Director of Sales in 1989 and promoted again in 1992 to his current position. Mr. Bobrick has worked in the consumer electronics industry since 1979.

ROBERT W. BEALE. Mr. Beale has been a Director of the Company since April 1993 and is the President of Beale International, a management consulting firm specializing in support to mid-sized businesses. Mr. Beale was formerly the Chief Executive Officer and founder of Management Design Associates, a national management consulting firm. He was also an employee of IBM in the marketing division, and a consultant on the staff of Deloitte & Touche.

RANDALL F. BELLOWS. Mr. Bellows became a Director of the Company on January 31, 1995. Mr. Bellows was a co-founder of Cobe Laboratories, Inc. in 1965. He served as an Executive Vice President of Cobe Laboratories from 1965 until its acquisition by Gambro A.B. in 1990. Mr. Bellows has also served as a director of Scimed Life Systems, Inc. from 1992 to the present. Scimed Life Systems, Inc. was acquired by Boston Scientific Corp. in February 1996. Mr. Bellows continues to serve as a director for Boston Scientific Corp.


BOARD COMMITTEES AND MEETINGS

The Board of Directors held four meetings during the Company's 1998 fiscal year. All of the directors attended and participated in at least 75% of all board meetings held during the period, as well as each meeting for each committee on which they served. The Board has an Audit Committee and a Compensation Committee but does not have a Nominating Committee or any committee performing a similar function.

COMPENSATION COMMITTEE
The principal responsibilities of the Compensation Committee are for the administration and grant of awards under the Equity Incentive Plan as well as the recommendation of annual salaries for senior management to the Company's Board of Directors. The current members of the Compensation Committee are Messrs. Beale and Bellows. The Compensation Committee held one meeting during the Company's 1998 fiscal year.

AUDIT COMMITTEE
The principal responsibilities of the Audit Committee are to meet periodically with representatives of the Company's independent auditors to review the general scope of audit coverage, including consideration of the Company's accounting practices and procedures and system of internal accounting controls, and to report to the Board with respect thereto. The Audit Committee also recommends to the Board of Directors the appointment of the Company's independent auditors. The current members of the Audit Committee are Messrs. Beale and Bellows. The Audit Committee held one meeting during the Company's 1998 fiscal year.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and persons who beneficially own greater than 10% of a registered class of the Company's equity securities to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission") and The Nasdaq Stock Market. Based solely upon its review of copies of the Section 16(a) reports the Company has received and written representations for certain reporting persons, the Company believes that during its fiscal year ended January 31, 1998, all of its directors, executive officers and greater than 10% beneficial owners were in compliance with their filing requirements.

COMPENSATION OF DIRECTORS

The Company has adopted compensation and incentive benefit plans to enhance its ability to continue to attract, retain and motivate qualified persons to serve as nonemployee directors of the Company. The Company pays its nonemployee directors $8,000 per year and reimburses each nonemployee director for reasonable expenses in attending Company meetings. Under the Company's Equity Incentive Plan, each nonemployee director receives an annual automatic grant of 4,000 non-statutory options ("NSOs") for their Board service. The Company has two nonemployee directors. Prior to the adoption of the Equity Incentive Plan, an aggregate of 20,000 shares of Common Stock had been reserved for issuance under the Company's nonemployee Director's Plan ("Director's Plan") which was administered by the Board of Directors. To date, the Company has granted options to purchase

20,000 shares of Common Stock under this plan (4,000 of which have been canceled) at exercise prices ranging from $2.75 per share to $12.75 per share, of which 16,000 options are currently exercisable. Each option granted under the Directors' Plan expires ten years from the date of grant. Upon the termination of a director's status following his resignation, retirement or a change in control of the Company, options outstanding under the Directors' Plan will immediately become fully vested and exercisable for a period of three months.

The Directors' Plan was discontinued and replaced by the Equity Incentive Plan, adopted in June 1997 at the 1997 Annual Meeting. Options issued to nonemployee directors from the Directors' Plan continue to be exercisable and outstanding. To date, the Company's nonemployee directors have each been granted 4,000 options under the automatic grant provision of the Equity Incentive Plan at an exercise price of $3.125 per share, none of which options are exercisable at this time. Stock options issued under the Equity Incentive Plan vest in their entirety and become exercisable one year from the date of grant.

                               EXECUTIVE COMPENSATION

The following table (the "Executive Compensation Table") sets forth the compensation paid by the Company to its Chief Executive Officer, and its four most highly compensated executive officers whose salary and bonus exceeded $100,000 other than its Chief Executive Officer, for services rendered for the fiscal years ended January 31, 1998, 1997, and 1996.



                                                                              LONG-TERM
                                                                             COMPENSATION
                                                ANNUAL COMPENSATION          ------------
                                            --------------------------        SECURITIES                ALL OTHER
             NAME AND            FISCAL                                       UNDERLYING              COMPENSATION
        PRINCIPAL POSITION        YEAR      SALARY ($)    BONUS ($)(1)        OPTIONS (#)               ($) (2)
----------------------------------------------------------------------       ------------             ------------

   William J. Pearse              1998      312,500(6)            -              22,500                       -
      Chairman of the Board       1997      350,000             500              12,300(3)                9,606
                                  1996      350,000               -                   -                   2,250

   J. Edward McEntire             1998      240,000(5)       15,500             152,156                   1,118
      Chief Executive Officer     1997      115,000             500              47,844(3)                  686
                                  1996      115,000           7,000              50,000(4)                    -

   David J. Workman               1998      300,000          15,500              89,732                   1,003
      President and Chief         1997      250,000             500             110,268(3)               10,445
      Operating Officer           1996      250,000           2,000                   -                   2,346

   Alan E. Kessock                1998      165,000          15,500              66,489                   1,283
      Vice President - Finance    1997      150.000             500              73,511(3)                9,781
      and Administration, Chief   1996      150,000           2,000                   -                   2,308
      Financial Officer and
      Secretary

   Neal A. Bobrick                1998      165,000          15,500              61,323                   1,392
      Vice President - Sales and  1997      150,000             500              78,677(3)                9,983
      Store Operations            1996      150,000           2,000                   -                   1,863

_______________


(1)  Amounts reflect discretionary bonuses paid under the Company's Bonus Plan.
(2) Consists of the Company's contributions pursuant to the Company's 401(k) defined contribution plan.
(3) Represents all options granted to the named executive officer in fiscal 1997, including repriced options.
(4)  These options were exchanged for repriced options in fiscal 1997.
(5) Includes compensation paid to Mr. McEntire as Chief Executive Officer of the Company from August 1997 through January 1998.
(6) Includes compensation paid to Mr. Pearse as Chief Executive Officer of the Company from February 1997 through July 1997.

Under the Company's bonus plan, the executive officers of the Company may be awarded annual bonuses from a bonus pool and discretionary bonuses at the election of the Board of Directors. In fiscal 1998, the bonus pool was equal to 15% of pretax earnings in excess of fiscal 1997 pretax earnings. For fiscal 1998, pretax earnings did not exceed fiscal 1997 pretax earnings and, as a result, no bonuses were paid to the Company's executives from this bonus pool. In fiscal 1997 and 1996, the calculation of the bonus pool was as follows: if pretax earnings exceeded 2.5% of sales but did not exceed 3.5% of sales, the bonus pool was equal to 10% of the pretax earnings in excess of 2.5% of sales. If pretax earnings exceeded 3.5% of sales, the bonus pool was equal to 15% of the pretax earnings in excess of 2.5% of sales. For fiscal 1997 and 1996, pretax earnings did not exceed 2.5% of sales, and as a result, no financial bonuses were paid to the Company's executives from this bonus pool. The Company expects to adopt a similar plan in fiscal 1999 based upon revised parameters, as
well as a discretionary plan based upon the meeting of certain goals.   All
bonus payments reflected above represent discretionary bonuses.

OPTION GRANTS IN THE LAST FISCAL YEAR

The following table sets forth information regarding options granted to the executives named in the Summary Compensation Table above during the fiscal year ended January 31, 1998.


                                                                                                    POTENTIAL REALIZABLE VALUE AT
                               NUMBER OF     PERCENT OF TOTAL                                         ASSUMED ANNUAL RATES OF
                              SECURITIES      OPTIONS GRANTED                                        STOCK PRICE APPRECIATION
                              UNDERLYING            TO            EXERCISE                              FOR OPTION TERM (4)
                                OPTIONS        EMPLOYEES IN         PRICE          EXPIRATION       ------------------------------
           NAME                GRANTED #        FISCAL YEAR       ($/SHARE)           DATE           5% ($)            10% ($)
-----------------------------------------------------------------------------------------------------------------------------------
William J. Pearse                  22,500(1)        4%              3.025           02/01/02               10,907            31,588

J. Edward McEntire                 15,000(2)        3%              2.750           02/01/07               25,942            65,742
                                  137,156(3)       24%              3.375           09/02/07              291,116           737,746

David J. Workman                   22,500(2)        4%              2.750           02/01/07               38,913            98,613
                                   67,232(3)       12%              3.375           09/02/07              142,701           361,633

Alan E. Kessock                    15,000(2)        3%              2.750           02/01/07               25,942            65,742
                                   51,489(3)        9%              3.375           09/02/07              109,286           276,953

Neal A. Bobrick                    15,000(2)        3%              2.750           02/01/07               25,942            65,742
                                   46,323(3)        8%              3.375           09/02/07               98,321           249,166


----------------
(1) These options were granted on February 2, 1997 under the Employee Plan and will vest in equal annual installments over the three years following February 3, 1998. Option exercise price is 110% of market price on the grant date.
(2) These options were granted on February 2, 1997 under the Employee Plan and will vest in equal annual installments over the three years following the grant date.
(3) These options were granted on September 2, 1997 under the Equity Incentive Plan and will vest in equal annual installments over the four years following the grant date.
(4) Amounts reflect certain assumed rates of appreciation set forth in the Commission's executive compensation disclosure rules. Actual gains, if any, on stock option exercises, will depend on future performances of the Common Stock. No assurance can be made that the amounts reflected in these columns will be achieved.

FISCAL YEAR-END OPTION VALUES

The following table sets forth information concerning outstanding options held by the executives named in the Summary Compensation Table above as of the fiscal year ended January 31, 1998. No executive exercised any options during the fiscal year ending January 31, 1998.

                              NUMBER OF SHARES
                           UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED
                             OPTIONS AT FISCAL         IN-THE-MONEY OPTIONS
                                YEAR END (#)          AT FISCAL YEAR END ($)
             NAME        EXERCISABLE/UNEXERCISABLE  EXERCISABLE/UNEXERCISABLE
-------------------------------------------------------------------------------
William J. Pearse                4,100 / 30,700               53 / 6,587

J. Edward McEntire              13,972 / 186,028           4,373 / 19,047

David J. Workman                64,881 / 135,119          20,308 / 26,874

Alan E. Kessock                 43,087 / 96,913           13,486 / 17,968

Neal A. Bobrick                 34,528 / 105,472          10,807 / 22,264

EMPLOYMENT AGREEMENTS

The Company currently has no employment agreements with any of its officers or employees. However, in June 1997 the Company entered into agreements (each an "Agreement") with each of William J. Pearse, J. Edward McEntire, David J. Workman, Alan E. Kessock and Neal A. Bobrick which establish the terms of the employment of such individuals with the Company in the event of a change in control of the Company as defined in the Agreements. In the event of any such change in control, or the termination of any such executive's employment in anticipation of a change in control, each executive would, pursuant to the terms of their Agreement, have the right to remain employed by the Company for a period of three years from the date of the change in control, at a level of responsibility and compensation commensurate with their individual responsibilities and compensation in place prior to the change in control. If an executive's employment following a change in control is terminated by the Company for any reasons other than cause (as defined in the Agreements) or disability, or the executive terminates his employment because the Company has violated the provision of its Agreement with such executive or because of certain other specified events, the Company is obligated to pay the executive in a cash lump sum, within five days following such termination, all salary and deferred or accrued compensation due the executive, a prorated annual bonus for the portion of the fiscal year for which the executive was employed and two additional years' salary and annual bonus, with the bonus to be based upon the higher of the preceding years' bonus and the annualized bonus for the year in which employment termination occurs. In the event of any such termination, all options and restricted stock held by the executive also vest in full, and all options remain exercisable for a period of twelve months following employment termination.

Four of the Company's officers, David J. Workman, Alan E. Kessock, Neal A. Bobrick and J. Edward McEntire have each also entered into a non-compete agreement with the Company. Each agreement provides that none of Mr. Workman, Mr. Kessock, Mr. Bobrick or Mr. McEntire, as the case may be, will work for any competitor in particular geographic areas for two years after he voluntarily leaves, or is terminated for cause by the Company.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Committee"). Robert Beale and Randall Bellows, the Committee's only members, are nonemployee directors. The Committee recommends the compensation of all executive officers of the Company to the Board of Directors, including the compensation of the executive officers named in the Summary Compensation Table. In reviewing the compensation of individual executive officers, the Committee takes under consideration the recommendations of management, published compensation surveys and current market conditions.

COMPENSATION PROGRAMS
The Company's compensation programs are aimed at enabling management to attract and retain the best possible executive talent and rewarding those executives commensurately with their ability and performance. The Company's compensation programs consist primarily of base salary, a bonus plan and an employee stock option plan.

BASE SALARY
Base salaries for executive officers are determined in the same manner as that of other salaried employees. Salary guidelines are established by comparing the responsibilities of the individual's position in relation to similar positions in other retail companies. Individual salaries were again this year determined by considering the person's performance against objectives set for such officer for the year, as well as the Company's performance against certain corporate objectives, such as increases in comparable store sales in comparison to levels of competition, comparisons of budgeted amounts to actual amounts and overall profitability of the Company as compared to peers in the industry. Upon Mr. McEntire's promotion to Chief Executive Officer on August 7, 1997 from Vice President of Operations, his salary was increased to $325,000. At the same time, Mr. Pearse's annual salary was reduced to $275,000 based upon his relinquishment of the Chief Executive Officer's responsibilities.

BONUS PLAN
The Company's bonus program is tied closely to Company performance which the Board of Directors believes leads to overall increases in stockholder value. Pursuant to the Company's fiscal 1998 bonus plan, pretax earnings did not exceed fiscal 1997 pretax earnings, and as a result, no automatic annual bonuses were paid to the Company's executives. A discretionary bonus was authorized and paid in the first quarter of fiscal 1998.

EMPLOYEE STOCK OPTIONS
Under the terms of the Company's 1993 Employee Stock Option Plan (the "Employee Plan"), the Committee was empowered to grant to officers, employees and consultants awards of restricted stock options, performance awards or other types of incentive-based awards. There are currently 492,684 outstanding stock options and 900,000 shares of Common Stock reserved for issuance under the Employee Plan. The Committee determined the persons to whom awards were granted, the type of award granted, the number of shares granted, the vesting schedule and the term of any option (which cannot exceed ten years). The Employee Plan was replaced by the Equity Incentive Plan following its adoption by the Company's shareholders at the 1997 Annual Meeting.

On February 3, 1997, 90,000 options were granted to the executives under the Employee Plan, 67,500 of which were granted at an exercise price of $2.75 per share and 22,500 options were granted to Mr. Pearse at an option price of $3.025 per share, 10% above market price on February 3, 1997. No additional awards will be granted under the Employee Plan. On September 2, 1998 an additional 302,200 options were granted under the Equity Incentive Plan at an exercise price of $3.375 per share to the executives with the exception of Mr. Pearse, Chairman of the Board. These options were granted to ensure equity incentive compensation was commensurate with the responsibilities and performance objectives of each executive, and to enhance the alignment of executive compensation with returns to stockholders. Options to purchase 160,567 shares of Common Stock granted under both the Employee Plan and the Equity Incentive Plan to executive management are currently exercisable. No options have been exercised and no performance awards or restricted stock awards have been granted under either Plan.




Robert Beale
Randall Bellows

Compensation Committee Members

PERFORMANCE GRAPH

The following graph provides a comparison of the cumulative total return for the Nasdaq U.S. Stock Market Index, the Nasdaq Retail Trade Stocks Index and the Company since the Company's initial public offering on October 15, 1993.



                                       [GRAPH]




* $100 invested October 15, 1993 in the Company's Stock or in the index indicated, including reinvestment of dividends.

Corresponding index values and Common Stock price values are given below. The dates in such table are utilized because they correspond with the last trading day of the Company's fiscal years.

                                                                     ULTIMATE
                                                                   ELECTRONICS,
   LAST TRADING           ULTIMATE    NASDAQ U.S.   NASDAQ RETAIL      INC.
      DAY OF            ELECTRONICS,  STOCK MARKET   TRADE STOCKS    CLOSING
 QUARTERLY PERIOD        INC. INDEX      INDEX          INDEX      STOCK PRICE
--------------------------------------------------------------------------------

October 15, 1993
(IPO date)              $  100.00    $  100.00       $  100.00       $  8.50

January 31, 1994           150.00       103.89           99.53         12.75

January 31, 1995           144.12        99.11           87.75         12.25

January 31, 1996            82.35       140.07           99.17          7.00

January 31, 1997            35.29       183.61          121.94          3.00

January 31, 1998            38.94       217.01          142.61          3.31

                                PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding beneficial ownership of the Company's Common Stock and stock options exercisable within sixty days of April 20, 1998 held by (i) each person or group of persons known by the Company to own beneficially five percent (5%) or more of the outstanding shares of Common Stock, (ii) each director and nominee for director of the Company, (iii) each executive officer named in the Summary Compensation Table and (iv) all executive officers and directors of the Company as a group. All information is taken from or based upon ownership filings made by such persons with the Commission or upon information provided by such persons to the Company. Unless otherwise indicated, the stockholders listed below have sole voting and investment power with respect to the shares reported as owned.

         NAME AND ADDRESS            AMOUNT AND NATURE OF
      OF BENEFICIAL OWNER (1)        BENEFICIAL OWNERSHIP    PERCENT OF CLASS
--------------------------------------------------------------------------------
William J. Pearse (2)                      1,135,700                 13.9%

Barbara A. Pearse (3)                      1,120,000                 13.8%

Various family trusts of William
  and Barbara Pearse (4)                     960,000                 11.8%

J. Edward McEntire (5)                        28,544                   *

David J. Workman (6)                          76,257                   *

Alan E. Kessock (7)                           56,501                   *

Neal A. Bobrick (8)                           42,893                   *

Robert Beale (9)                              12,000                   *

Randall F. Bellows (10)                       18,000                   *

All directors and officers as a
  group (7 persons)                        1,369,895                 16.8%

-----------------
   *       less than 1%.

  (1) The address of each such persons, unless otherwise noted, is c/o Ultimate Electronics, Inc., 321A W. 84th Avenue, Thornton, Colorado 80221.
  (2) Includes 15,700 shares, 4,100 exercisable at fiscal 1998 year end, obtainable upon exercise of options and excludes 1,120,000 shares of Common Stock owned by Mr. Pearse's wife, Barbara A. Pearse, as to which shares he may be deemed a beneficial owner.
  (3) Excludes 1,120,000 shares of Common Stock and 15,700 shares obtainable upon exercise of options owned by Ms. Pearse's husband, William J. Pearse, as to which shares she may be deemed a beneficial owner.
  (4) Mr. Thomas Hoffman, SKB Business Services, 6530 South Yosemite, Englewood, Colorado 80111, is the trustee of the various family trusts with sole voting and dispositive power over the shares held in the trusts.
  (5)     Includes 20,944 shares obtainable upon exercise of options.
  (6)     Includes 75,257 shares obtainable upon exercise of options.
  (7)     Includes 50,059 shares obtainable upon exercise of options.
  (8)     Includes 41,500 shares obtainable upon exercise of options.
  (9)     Includes 10,000 shares obtainable upon exercise of options.
 (10)     Includes 6,000 shares obtainable upon exercise of options.


                    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company entered into a lease agreement with William J. and Barbara A. Pearse (the "Lessors") on April 1, 1989 for the lease of the Company's store in Colorado Springs, Colorado. The lease is for a term of 10 years and three months, commencing on April 1, 1989, at an annual base rent of $97,500. The Company paid $112,288 in lease payments during fiscal 1998 for the property. In addition, the Company is responsible for all real property taxes and insurance premiums on the property.

The Company entered into a lease agreement with the Lessors on October 13, 1989 for the lease of the Company's store in Fort Collins, Colorado. The lease is for a term of 15 years, commencing on April 1, 1990, at an annual base rent of $120,000. Commencing April 1, 1992, the rent increases annually at a rate equal to the lesser of (i) $6,000 or (ii) an amount based upon the increase, if any, over the prior year in the DCPI. The Company paid $144,690 in lease payments during fiscal 1998 for the property. The Company is also responsible for all real property taxes and insurance premiums on the property.

Although the Company did not obtain independent appraisals in connection with these transactions, the Company believes that the terms of all of the foregoing transactions were comparable to the terms that the Company would have reached with independent third parties. All future transactions with the Lessors or any other affiliate of the Company will be subject to the approval of the Company's disinterested directors and will be on terms believed by such directors to be no less favorable to the Company than those available from unaffiliated third parties.

Jim Pearse, the son of William J. and Barbara A. Pearse, is employed by the Company as a Marketing Manager. His total compensation (salary and bonus) in fiscal 1998 was $84,500. Daniel Workman, the brother of David J. Workman, is employed by the Company as a Regional Sales Manager. His total compensation (salary and bonus) in fiscal 1998 was $95,450. David R. Workman, the father of David J. Workman, is employed by the Company as Director of Service. Total compensation for Mr. D.R. Workman (salary and bonus) was $77,000 for fiscal 1998.


          PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS


The firm of Ernst & Young LLP served as independent auditors of the Company for the year ended January 31, 1998. Upon recommendation of the Audit Committee, the Board of Directors has appointed Ernst & Young LLP to serve for the current fiscal year ending January 31, 1999. The Board of Directors is requesting ratification by the stockholders of Ernst & Young LLP's appointment. Representatives of Ernst & Young LLP are expected to attend the Annual Meeting. The representatives will have an opportunity to make a statement and will be available to respond to appropriate questions.

In the event this proposal is defeated, the vote will be considered as a direction to the Board of Directors to select other auditors for the next fiscal year. However, because of the difficulty and expense of making any substitution of auditors after the beginning of a fiscal year, Ernst & Young LLP's appointment for the 1999 fiscal year will be permitted to stand unless the Board of Directors finds other reasons for making a change.

Services to be performed by Ernst & Young LLP for the 1999 fiscal year will include, among other things, audit of annual statements, limited reviews of quarterly financial information and consultation in connection with various financial reporting, accounting and tax matters. Ratification of Ernst & Young LLP's appointment requires the affirmative vote of the holders of a majority of the shares of Common Stock present at the Annual Meeting, in person or by proxy, and entitled to vote.

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE
             RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS

                   STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

Stockholders may submit proposals on matters appropriate for stockholder action at the Company's Annual Meeting. Such proposals must be received by the Company not later than February 16, 1999 to be considered for inclusion in the proxy statement and proxy relating to the 1999 Annual Meeting of Stockholders. Any such proposals should be addressed to: Corporate Secretary, Ultimate Electronics, Inc., 321A West 84th Avenue, Thornton, Colorado 80221.

                           ANNUAL REPORT TO STOCKHOLDERS

The 1998 Annual Report of the Company, as filed with the Commission, is being mailed to the Company's stockholders with this Proxy Statement. The Annual Report is not to be considered part of the soliciting material.

                                   OTHER MATTERS

The Board of Directors is not aware of any business to be presented at the Annual Meeting except the matters set forth in the Notice and described in this Proxy Statement. If any other matters properly come before the Annual Meeting, the persons designated as agents in the enclosed proxy will vote on such matters in accordance with their best judgment.

By order of the Board of Directors,



Alan E. Kessock
Secretary

Thornton, Colorado
April  27, 1998

PROXY

                              ULTIMATE ELECTRONICS, INC.
                                 321A W. 84TH AVENUE
                               THORNTON, COLORADO 80221

                       THIS PROXY IS SOLICITED ON BEHALF OF THE
                   BOARD OF DIRECTORS OF ULTIMATE ELECTRONICS, INC.

The undersigned holder of shares of common stock of Ultimate Electronics, Inc. (the "Company") hereby appoints William J. Pearse, J. Edward McEntire, David J. Workman and Alan E. Kessock, or any of them, each with full power of substitution, to vote all shares of said stock that the undersigned could vote if personally present at the 1998 Annual Meeting of Stockholders of the Company (the "Meeting") to be held on Wednesday, June 17, 1998 at 8:30 a.m. (Mountain Daylight Savings Time) at the Company's Thornton store, 321A W. 84th Avenue, Thornton, Colorado 80221, and at any adjournment of postponement thereof.

I.   ELECTION OF DIRECTORS:

     FOR each nominee listed below           WITHHELD AUTHORITY to vote
     (except as marked to the contrary) [ ]  for the nominees listed below  [ ]

     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE NOMINEE'S NAME LISTED BELOW).

          CLASS 1 (to serve until the 2001 Annual Meeting)
               Alan E. Kessock               Robert W. Beale

II. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP as the independent auditors of the Company for the fiscal year ending January 31, 1999.

          [ ]FOR              [ ]AGAINST               [ ]ABSTAIN

                                                  (CONTINUED ON OTHER SIDE)



                             (CONTINUED FROM OTHER SIDE)

III. In their discretion, the Proxies are authorized to vote upon such business as may properly come before the Meeting.

     Whether or not you plan to attend the Meeting, you are urged to execute and return this Proxy, which may be revoked at any time prior to its use. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH NOMINEE AND PROPOSAL LISTED.

This proxy should be dated and signed by the stockholder or his attorney authorized in writing or in any other manner permitted by law. If shares are held by two or more persons, any one may sign. If signing as executor, administrator, trustee or guardian or as a corporate officer, please give full title. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.



                              Dated:                        , 1998
                                    ------------------------

                              -----------------------------------------
                                      Signature of Stockholder


                              -----------------------------------------
                              Signature of Stockholder (if held jointly)


PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. DATE AND RETURN THIS PROXY IN THE REPLY ENVELOPE PROVIDED. IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE SIGN AND RETURN ALL CARDS RECEIVED.